UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2011

DYNAMIC VENTURES CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-163913	46-0521574
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8776 E Shea Blvd. Suite B3A-615 Scottsdale, AZ 85260
(Address of principal executive offices)
(480) 968-0207
(Registrant’s Telephone Number)

Copy of all Communications to:
Carrillo, Huettel & Zouvas, LLP
3033 Fifth Avenue, Suite 400
San Diego, CA 92103
Phone: 619.546.6100
Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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DYNAMIC VENTURES CORP.
Form 8-K
Current Report

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 28, 2011, Bundled Builder Solutions Inc. (“Bundled Builders”), a wholly-owned subsidiary of Dynamic Ventures Corp., a Delaware Corporation, entered into an Agreement (the “Agreement”) with Annabelle Homes LLC (“Annabelle”), pursuant to which Bundled Builders shall serve as the contractor for the construction of twenty-eight (28) single family homes, twenty-six (26) townhomes, a commercial building, and residential and commercial land development, collectively known as the Stanley North Dakota project, in exchange for the cost of the work necessarily incurred plus a contractor’s fee of eight percent (8%) of the cost of the work.  The Agreement further provides that Bundled Builders will be the contractor of choice by Annabelle for additional work at a fee of 8% including the Kenmare Project, Stanley Pasture Project, Plaza Project, Columbus Project, and the Crosby Project, upon the acquisition of the Crosby Project land.

The foregoing summary description of the terms of the Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Agreement, reference is made to such agreement which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Agreement between Bundled Builder Solutions Inc. and Annabelle Homes LLC dated May 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC VENTURES CORP.

Dated: June 1, 2011	By:	/s/ Paul Kalkbrenner
Paul Kalkbrenner
Chief Executive Officer and President

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